Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT made by iSTAR FINANCIAL INC., and the other parties hereto in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent Dated as of March 27, 2015

i

SCHEDULES
Schedule 1.1    Pledged Stock
Schedule 3.3    Jurisdiction of Organization and Notice Addresses

ANNEXES
Annex 1    Officer’s Certificate
Annex 2    Acknowledgment and Consent

ii

SECURITY AGREEMENT
SECURITY AGREEMENT, dated as of March 27, 2015, made by iSTAR FINANCIAL INC., a Maryland Corporation (the “Company”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, pursuant to the $250,000,000 Credit Agreement, dated as of March 27, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the banks from time to time parties thereto (the “Banks”) and JPMorgan Chase Bank, N.A., as administrative agent, the Banks have severally agreed to make extensions of credit to the Company thereunder upon the terms and subject to the conditions set forth therein; and
WHEREAS, it is a condition precedent to the obligation of the Banks to make their respective extensions of credit to the Company under the Credit Agreement that the Company shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties and shall provide security interests in the equity of each of its Subsidiaries that directly owns Borrowing Base Assets (other than such exceptions as to which the Secured Parties may agree).
NOW, THEREFORE, in consideration of the foregoing premises and to induce the Banks to enter into the Credit Agreement and make their respective extensions of credit to the Company thereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION I
DEFINED TERMS
1.1Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them therein, and the terms “Certificated Security”, “Chattel Paper”, “Instruments” and “Supporting Obligations” are used herein as defined in the New York UCC.
(b)The following terms shall have the following meanings:
“Agreement”: this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, membership and other equivalent ownership interests (whether or not certificated) in a limited liability company, limited liability partnership or limited partnership, beneficial interests in a trust and other equivalent ownership interests in any other Person and any and all warrants, rights or options to purchase any of the foregoing.
“Collateral”: all rights, privileges and interests of the Company in or with respect to (a) the Pledged Stock, and (b) all Proceeds of the foregoing, other than, in each of the foregoing clauses (a) and (b), any item referenced therein which has been substituted, replaced, exchanged or released in accordance with this Agreement and the Credit Agreement. For the avoidance of doubt, no Excluded Assets (or any Proceeds thereof) constitute any part of the Collateral.

“Foreclosure”: with respect to any Collateral, at any time when an Event of Default shall have occurred and be continuing, any exercise of remedies under the Loan Documents, applicable law or any other act or action taken in preparation for, anticipation of or in connection with any reasonably immediate taking of physical possession of, realizing upon, exercising dominion and control over, or otherwise causing the assignment for its benefit of, such Collateral by the Administrative Agent pursuant to the New York UCC or any other applicable law (or consensual arrangement in lieu thereof expressly agreed to by the Administrative Agent and the Company) and otherwise in the manner and at the times permitted under the Collateral Documents. The term “Foreclose” shall have a correlative meaning.
“Issuers”: the collective reference to each issuer or obligor under or in respect of any Pledged Stock.
“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Payment Default”: any Default pursuant to Section 6.1(a) of the Credit Agreement.
“Pledged Stock”: the shares of Capital Stock listed on Schedule 1.1 (as updated from time to time in accordance with the terms of this Agreement) or, after the Closing Date, that is pledged by the Company pursuant to Section 2.18 of the Credit Agreement, in each case together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of such Capital Stock that may be issued or granted to, or held by, the Company while this Agreement is in effect.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other earnings, income or distribution from or in respect of, the Pledged Stock, collections thereon or distributions or payments with respect thereto and all other proceeds of Collateral. For the avoidance of doubt, “Proceeds” shall not include the Proceeds of any Excluded Asset.
“Responsible Officer”: as to the Company, the president, any vice-president, the senior vice president, the executive vice president, the chief operating officer, the chief executive officer or the chief financial officer.
“Secured Obligations”: with respect to the Company, the Obligations and all other obligations and liabilities of the Company which may arise under or in connection with the Collateral Documents, in each case whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or the Banks that are required to be paid by the Company pursuant to the terms of the Collateral Documents); provided, however, that to the extent any payment with respect to the Secured Obligations (whether by or on behalf of the Company, as proceeds of Collateral, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
“Secured Parties”: the collective reference to the Agents and the Banks.
“Securities Act”: the Securities Act of 1933, as amended.
1.2Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)Where the context requires, terms relating to the Collateral or any part thereof, when used in relation the Company, shall refer to the Company’s Collateral or the relevant part thereof.
SECTION II
GRANT OF SECURITY INTEREST
2.1Pledge and Grant of Security Interests. The Company hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral, whether presently existing or owned or at any time hereafter arising or acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest, and any and all additions, attachments, accessories and accessions thereto, and any and all substitutions, replacements or exchanges therefor, and any and all Proceeds, Supporting Obligations and products thereof and any and all collateral security and guarantees given by any Person with respect to such Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Company’s Secured Obligations.
2.2Procedures for Adding, Withdrawing or Substituting Collateral.
(a)The Company may, on any Business Day, withdraw,add or substitute any Collateral as may be permitted under Section 2.18 of the Credit Agreement. Prior to any such withdrawal, addition or substitution, the Company shall deliver to the Administrative Agent (with a copy to its custodian, if applicable), (i) a certificate from a Responsible Officer of the Company in the form of Annex 1 hereto, attaching an updated Collateral and Covered Asset List reflecting such withdrawal, addition or substitution, and (ii) any documents or such other information required under Section 2.18 of the Credit Agreement.
(b)On the Closing Date, with respect to the Capital Stock of any Pledged Subsidiary specified on the Collateral and Covered Asset List, and on each day after the Closing Date on which the Company pledges equity interests of additional Pledged Subsidiaries pursuant to an updated Collateral and Covered Asset List, whether at its direction, pursuant to Section 2.2(a) or otherwise, the Company shall cause the equity interests in such Pledged Subsidiary to be certificated and shall deliver to the Administrative Agent (or, at the direction of the Administrative Agent, to its custodian) the certificates representing such equity interests of such Pledged Subsidiary and an appropriate transfer power with respect to such equity interests, signed by the Company, together with a detailed description of the Credit Tenant Lease Assets, Loan Assets or any other assets held by such Pledged Subsidiary; provided that prior to the transfer of such equity interests, the by-laws, the limited liability company agreement or limited partnership agreement of such Pledged Subsidiary, as the case may be, shall be amended as required under Section 5.8 of the Credit Agreement.

SECTION III
REPRESENTATIONS AND WARRANTIES
The Company hereby each represent and warrant to the Secured Parties that on the Closing Date and on the date of any inclusion of a new Pledged Stock within the Collateral:
3.1Title; No Other Liens. Except for the security interest granted to the Secured Parties pursuant to this Agreement, the Company owns, of record and beneficially, directly each item of the Collateral and Covered Assets, except as set forth on Schedule 4.27 to the Credit Agreement, free and clear of any and all Liens or claims of others, other than Liens permitted under Section 5.15 of the Credit Agreement. The Company on the Closing Date has, and for any Collateral hereafter acquired in substitution for or in addition to any then existing Collateral, will have, the unrestricted right to pledge each item of Collateral, in each case, (i) free and clear of all Liens, other than Liens permitted under Section 5.15 of the Credit Agreement and (ii) subject to no adverse claims known to the Company which would impair the value thereof as collateral. No financing statement or other public notice with respect to all or any part of the Collateral or the other Covered Assets or in respect of any Covered Subsidiary is on file or of record in any public office, except in respect of Liens permitted under Section 5.15 of the Credit Agreement.
3.2Perfected Security Interests. The security interests granted pursuant to this Agreement, upon UCC financing statements having been filed against the Company in the jurisdiction described in Section 3.3 below, (a) will constitute perfected security interests in all of the Collateral in which a security interest may be perfected by filing or control in favor of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of the Company and any Persons purporting to purchase any Collateral from the Company and (b) are prior to all other Liens on the Collateral.
3.3Jurisdiction of Organization. On the date hereof, the Company’s jurisdiction of organization is specified on Schedule 3.3 hereto. The Company has furnished to the Secured Parties its certified certificate of incorporation and other organizational documents and long-form good standing certificate as of a date which is recent to the date hereof.
SECTION IV
COVENANTS; MANAGEMENT
4.1Payment of Obligations. (a) The Company will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom (or, in the case of any Covered Subsidiary, the maintenance or operations thereof), as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Company and such proceedings could not reasonably be expected to result in a Material Adverse Effect.
(b)The Company will, in the direct or indirect management of any Covered Assets or the assets or operations of any Covered Subsidiaries, use the same care and attention as the Company uses in the management of similar Covered Assets or assets and operations that are not Collateral or that are not owned by Covered Subsidiaries (as the case may be) and will not, directly or indirectly, exercise any right or option, or otherwise take any action, with respect to any such Covered Assets or any such assets or operations that the Company, in the exercise of its business judgment, would not exercise or take in the absence of the inclusion thereof of the Capital Stock of the relevant Pledged Subsidiary in the Collateral or as Covered Assets. Notwithstanding the foregoing, the Company's obligations pursuant to this Section 4.1(b) shall not apply with respect to any Excluded Asset.
4.2Maintenance of Perfected Security Interest; Further Documentation. (a) The Company shall maintain (i) the security interests created by this Agreement and (ii) the other Covered Assets as such and shall defend such security interests and such Covered Assets against the claims and demands of all Persons whomsoever, subject to the rights of the Company under the Loan Documents to dispose of the Collateral. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the termination of this Agreement in accordance with Section 7.11.
(b)At any time and from time to time, upon the written reasonable request of the Administrative Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver, and have recorded or authorize the filing of, such further instruments and documents and take such further actions as the Secured Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing or authorizing the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.
4.3Changes in Name, etc. The Company will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent, of all additional financing statements and other documents reasonably requested by the Secured Parties to maintain the validity, perfection and priority of the security interests provided for herein, which financing statements shall be subsequently filed by the Administrative Agent, (i) change its jurisdiction of organization or (ii) change its name, identity or structure to such an extent that any financing statement filed, or notice given, in connection with this Agreement would become seriously misleading.
SECTION V
REMEDIAL PROVISIONS
5.1Pledged Stocks. (a) Prior to any Foreclosure on a Pledged Stock, the Company shall be permitted to exercise all voting and corporate or other organizational rights with respect to such Pledged Stock.
(b)Upon the completion of, or to the extent necessary to complete, a Foreclosure on a Pledged Stock, the Administrative Agent (acting in its capacity as such or through its nominee) shall have the right to (x) exercise such rights, powers and privileges of the Company with respect to the Company’s Pledged Stock (including all voting and consent rights comprising part of the Pledged Stocks) and (y) transfer all of the Company’s right, title and interest in and to such Pledged Stock upon or in aid or preparation of a Foreclosure, and to be substituted for the Company as the sole owner for all purposes of all of the Company’s right, title and interest in and to such Pledged Stock, in each case effective immediately upon written notice to the Company and the issuer of the Pledged Stock. Without limiting the foregoing, the Administrative Agent (or its nominee) may upon Foreclosure on a Pledged Stock exercise (i) all voting, consent, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders, members or partners of the relevant Issuer or Issuers or otherwise and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion such Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by the Company or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver such Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Company to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)The Company hereby irrevocably authorizes and instructs (i) each Issuer of any Pledged Stock pledged by the Company hereunder and (ii) any Covered Subsidiary that is not a Pledged Subsidiary to comply with any instruction received by it from the Administrative Agent in writing in accordance with the terms of this Agreement, without any other or further instructions from, or the consent of, the Company, and the Company agrees that each Issuer and each such Covered Subsidiary shall be fully protected in so complying. By executing and delivering an Acknowledgment and Consent substantially in the form of Annex 2 hereto, each Issuer of any Pledged Stock pledged by the Company agrees that (x) it will be bound by the terms of this Agreement and comply with such terms insofar as such terms are applicable to it and (y) the terms of this Section 5.1(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it.
5.2Proceeds to be Turned Over to Administrative Agent. If an Event of Default shall have occurred and be continuing, all Proceeds and all proceeds of Covered Assets (other than any Excluded Assets) received by the Company or any Covered Subsidiary consisting of cash, cash equivalents and checks shall be held by the Company in trust for the Administrative Agent and the Secured Parties, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required). All Proceeds or proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in accordance with the terms of this Agreement. All Proceeds or proceeds while held by the Administrative Agent (or by the Company in trust for the Administrative Agent and the Secured Parties pursuant to this Section 5.2) shall continue to be held as collateral security or otherwise for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.
5.3Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall, apply all or any part of cash dividends, payments or other Proceeds or proceeds paid in respect of Pledged Stock or Covered Assets (other than any Excluded Assets), or any other Proceeds constituting Collateral or proceeds of Covered Assets (other than any Excluded Assets) in payment of the Secured Obligations in the following order of priority:
First: to the Administrative Agent for any unpaid expenses payable to it pursuant to the Loan Documents to the extent the same constitute Secured Obligations;
Second: to the holders of Secured Obligations in an amount equal to the unpaid Secured Obligations, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such holders in proportion to the unpaid amounts thereof; and
Third: any surplus then remaining shall be paid to the Company or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

5.4Code and Other Remedies. In connection with any Foreclosure on Collateral, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice referred to below or otherwise required by law) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent not prohibited by law), may in such circumstances forthwith, with notice to the Company, collect, receive, appropriate and realize upon the applicable Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver such Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, its nominee or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of such Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released to the extent not prohibited by applicable law. The Company further agrees, at the Administrative Agent’s request, to assemble such Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Company’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any such Collateral or in any way relating to such Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order provided for in this Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder except any such claims, damages and demands arising as a result of the gross negligence or willful misconduct of the Administrative Agent or any other Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 Business Days before such sale or other disposition. Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not turn over possession of any Collateral delivered to it hereunder (other than Collateral that is released to the Company in accordance with Section 7.11 of this Agreement) to any Secured Party or any other Person except upon completion of, or to the extent necessary to complete, a Foreclosure on such Collateral.
5.5Securities Act, etc. The Company recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock owned or issued by it, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Company would agree to do so.
5.6Deficiency. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent to collect such deficiency.
SECTION VI
THE ADMINISTRATIVE AGENT
6.1Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) The Company appoints the Administrative Agent and any officer or agent thereof (including, without limitation, any custodian appointed by it), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, for the purpose of carrying out the terms of this Agreement in connection with any Foreclosure on Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement upon and in connection with such Foreclosure, and, without limiting the generality of the foregoing, the Company hereby gives the Administrative Agent the power and right, on behalf of the Company, with notice to the Company, to do any or all of the following upon and in connection with such Foreclosure:
(i)in the name of the Company or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to the applicable Collateral and file any claim or take any action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due with respect to such Collateral whenever payable;
(ii)pay or discharge taxes and Liens levied or placed on or threatened against such Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefore and the costs thereof;
(iii)execute, in connection with any sale provided for in Section 5.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and
(iv)(1)  direct any party liable for any payment under such Collateral to make payment of any and all moneys due or to become due thereunder as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of such Collateral; (3)   sign and indorse any assignments, verifications, notices and other documents in connection with such Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect such Collateral or any portion thereof and to enforce any other right in respect of such Collateral; (5) defend any suit, action or proceeding brought against the Company with respect to such Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with such Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and the Company’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon such Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Company might do.
(b)Upon any Foreclosure on Collateral, if the Company fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the Company, shall be payable by the Company to the Administrative Agent on demand.
(d)The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
6.2Duty of Administrative Agent. The Administrative Agent shall use reasonable care with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC, including preserving rights against other parties claiming an interest in the Collateral. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
6.3Authorization of Financing Statements. Pursuant to any applicable law, the Company authorizes the Administrative Agent to file or record financing statements with respect to the Collateral (describing the Collateral as specified in this Agreement) without the signature of the Company in such form and in such offices of the jurisdiction of organization of the Company as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement; provided, however, that notwithstanding anything to the contrary contained herein or in any Collateral Document, the Company shall not be required to perfect the security interests granted by it in any Collateral by any means other than by (i) executing and delivering a copy of any Deposit Account Control Agreement, (ii) executing filings pursuant to the Uniform Commercial Code of the relevant State(s) and (iii) such additional actions as may be required pursuant to any Loan Document.
6.4Authority of Administrative Agent. The Company acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Company, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION VII
MISCELLANEOUS
7.1Amendments, Supplements and Waivers. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.5 of the Credit Agreement.
(a)Solely with the consent of the Administrative Agent (and without the consent of any other Secured Party), the Administrative Agent and the Company, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any Collateral Document, (i) to add to the covenants of the Company for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the Company; or (ii) to cure any ambiguity, to correct or supplement any provision herein or in any Collateral Document which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this clause (ii) shall not adversely affect the interests of any of the Secured Parties.
7.2Notices. All notices, requests and demands to or upon the Administrative Agent or the Company hereunder shall be effected in the manner provided for in Section 9.1 of the Credit Agreement.
7.3No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except in accordance with Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
7.4Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns; provided that the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

7.5Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
7.6Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.7Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
7.8Integration. This Agreement and the Loan Documents represent the agreement of the Company, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Company, the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the Loan Documents.
7.9GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
7.10Submission To Jurisdiction; Waivers. The Company, and by its acceptance hereof, the Administrative Agent, hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and
(c)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
7.11Releases; Termination.
(a)Upon the termination of, and satisfaction in full of all of the Secured Obligations, the security interests created by this Agreement and the Collateral Documents shall terminate forthwith and all right, title and interest of the Administrative Agent in and to the Collateral shall revert to the Company, their successors and assigns.
(b)Upon the termination of the Administrative Agent’s security interest and the release of the Collateral in accordance with Section 7.11(a), the Administrative Agent will promptly, at the Company’s written request and expense (but, in any event, not later than three (3) Business Days following such request), (i) execute and deliver to the Company such documents (in form and substance reasonably satisfactory to the Administrative Agent and the Company) as the Company shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Company all property of the Company then held by the Administrative Agent or any agent thereof.
(c)Upon the withdrawal of any Collateral as permitted by the Loan Documents, the security interests and Liens created by the Collateral Documents in such Collateral shall terminate and such Collateral shall be automatically released from the Lien created by the Collateral Documents. Upon receipt by the Administrative Agent of a certificate from the Company stating that such withdrawal is permitted by (or the relevant consent has been received under) the Loan Documents, the Administrative Agent shall be authorized to, and shall promptly at the Company’s request and expense, (i) execute and deliver such documents (in form and substance reasonably satisfactory to the Administrative Agent and the Company) as the Company shall reasonably request to evidence the termination of such security interest and Lien and the release of such Collateral (subject to any requirement with respect to the retention of the Proceeds of a disposition of Collateral subject to this Agreement or any Collateral Document or the application of such Proceeds in accordance with the Credit Agreement) and (ii) deliver or cause to be delivered to the Company all property (including any promissory notes and related transfer documents), if any, constituting part of such withdrawn Collateral then held by the Administrative Agent or any agent thereof.
7.12WAIVER OF JURY TRIAL. EACH OF THE COMPANY, AND BY ACCEPTANCE OF THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

iSTAR FINANCIAL INC., a Maryland corporation

By:	/s/ Nina B. Matis
Name: Nina B. Matis
Title: Executive Vice President

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:	/s/ Chiara Carter
Name: Chiara Carter
Title: Vice President